Exhibit 10





July 1, 2008




Mr. Harvey Bryant
Chief Executive Officer
Bedford Energy, Inc.
531 North Portland
Oklahoma City, OK 73107

     RE: Lincoln County, Oklahoma

Dear Mr. Bryant:

     This Letter Agreement constitutes the offer of Avalon Oil & Gas, Inc. ("Avalon"), with respect to the acquisition of all of the leasehold interests, working interests, carried working interests, royalty interests, including all wells, well bores, and salt water disposal wells, together with all equipment ("Bedford Assets"), used in the operation of the Leasehold free and clear of all liens, encumbrances or claims owned by Bedford Energy, Inc., ("Bedford") located in Lincoln County, Oklahoma, described more fully on Exhibit "A" (the "Grace Field). This does not include any other working interest owners' interests in the Grace Field

     1. The parties hereto shall immediately proceed with the matters set forth in Exhibit "B" attached hereto and made a part hereof by this reference as fully as if set forth herein, and the preparation of an Oil and Gas Assignment of the Bedford Assets. The Oil and Gas Assignment shall contain such customary terms, representations, warranties, and covenants typically contained in like transactions and as are otherwise mutually agreed upon by the parties.

     2. Bedford represents and warrants to Avalon that it has not entered into any agreement with any other party with respect to the sale or other disposition of the Bedford Assets. Bedford further represents and warrants to the Avalon the following: (1) Bedford has the full power and authority to convey to the Avalon title to the Bedford Assets, (2) Bedford is duly organized, and is currently validly existing and is in good standing, under the laws of the State of Nevada, and authorized to do business in the State of Oklahoma, (3) this Letter Agreement, and all documents and instruments executed in connection herewith, when duly executed and delivered, will constitute valid and binding obligations of Bedford, enforceable in accordance with their terms,
          (4) Bedford has good and marketable title to the Bedford Assets that will not be subject to security interests, mortgages, pledges, liens, encumbrances, or charges, or claim at Closing, (5) neither the execution by Bedford of this Letter Agreement, the consummation by Bedford of the transactions contemplated herein nor the compliance by Bedford with the provisions of this Letter Agreement conflicts with or results in a breach of any provisions of any applicable law, judgment, order, writ, injunction, decree, rule, regulation or agreement to which Bedford is a party or by which Bedford is bound, or constitutes a default under any thereof, (6) Bedford is fully compliant with all Federal, State and Local laws concerning the operation and ownership of the Bedford Assets, (7) no litigation or claims, asserted or unasserted, pending or threatened, exists against Bedford concerning the Grace Field and the Bedford Assets except those previously disclosed to Avalon as identified fully on Exhibit "C" attached hereto and made a part hereof, all of which will be settled, paid and dismissed at Closing, and (8) Bedford has not intentionally engaged in any conduct in violation of any then effective federal or state securities or tax laws, or any other rules, laws or regulations of any governing body having jurisdiction over Bedford.

     3. Avalon represents and warrants to Bedford, the following: (1) neither the execution of this Letter Agreement, the consummation by Avalon of the transactions contemplated herein nor the compliance by Avalon with the provisions of this Letter Agreement, conflicts with or results in the breach of any provisions of any applicable law, judgment, order, writ, injunction, decree, rule, regulation or agreement to which Avalon is a party or by which Avalon is bound, or constitutes a default under any thereof, (2) Avalon has no intention to engage in any conduct which shall or may violate any federal or state securities or tax laws, or any other rules, laws or regulations of any governing body having jurisdiction over Avalon, (3) no litigation, pending or threatened, exists against Avalon, and (4) Avalon was duly organized, and is currently validly existing and is in good standing or is registered to do business, under the laws of the State of Nevada and is or will be qualified to do business in the State of Oklahoma by Closing.

     4. Bedford shall not be obligated to sell the Bedford Assets unless the following provisions are satisfied on or before the Closing: (1) the Purchase Price, less the escrow deposit, shall be paid in cash to Bedford, (2) all representations and warranties made by Avalon in connection herewith must be true and correct in all material respects as of the Closing, (3) Avalon shall have fully and completely complied with all of its covenants and agreements found herein, (4) no action or proceeding shall have been instituted or threatened against Avalon for the purpose or with the probable effect of enjoining, preventing or otherwise adversely affecting the consummation of this Letter Agreement, regardless of fault, and (5) a fully executed, original Certificate of Secretary of Avalon shall have been delivered to Bedford affirming the representations and warranties by Avalon at Closing.

     5. Avalon shall not be obligated to purchase the Bedford Assets unless the following provisions are satisfied on or before the Closing: (1) all representations and warranties made by Bedford in connection herewith must be true and correct in all material respects as of the Closing, (2) Bedford shall have fully and completely complied with all of its covenants and agreements found herein, (3) no action or proceeding shall have been instituted or threatened against the Bedford for the purpose or with the probable effect of enjoining, preventing or otherwise adversely affecting the consummation of this Letter Agreement, regardless of fault, (4) Bedford's Books and Records as they relate to the Grace Field and the Bedford Assets shall have been made available to Avalon, (5) all contracts, agreements and other documents constituting Bedford Assets shall have been delivered to Avalon at or prior to Closing, (6) a fully executed, original Bill of Sale shall have been delivered to Avalon, (7) fully executed, original Assignments, as necessary, shall have been delivered to Avalon, and
          (8) a fully executed, original Certificate of Secretary of Bedford shall have been delivered to Avalon affirming the representations and warranties by Bedford at Closing.

     6. Bedford agrees to indemnify and hold Avalon harmless from any liability, including without limitation any costs, expenses, damages and fees (e.g., attorney fees), proximately caused by and directly resulting from: (1) Bedford's failure to substantially comply with its covenants and agreements made herein, (2) Bedford's representations and warranties failing to be substantially true and correct; or (3) Operation, acts and/or omissions relating to or connected with the Bedford Assets prior to Closing. Avalon agrees to indemnify and hold Bedford harmless from any liability, including without limitation any costs, expenses, damages, and fees (e.g., attorney fees), proximately caused by and directly resulting from: (1) Avalon's failure to substantially comply with its covenants and agreements made herein,
          (2) Avalon's representations and warranties failing to be substantially true and correct, or (3) the operation of the Bedford Assets following Closing.

     7. Bedford and Avalon additionally agree that between the date of this Letter Agreement and July 7, 2008, Bedford agrees to permit Avalon to inspect and review the Bedford Assets as well as provide to Avalon those items described more fully on Exhibit "B". Avalon shall have three (3) days after such period, but before Closing, to submit any written reasonable objections to the working condition of any equipment currently in use in the Grace Field or the legal sufficiency of any contracts to be transferred hereunder. Bedford shall have a reasonable period of time after receipt of such written objections to cure such objections to the reasonable satisfaction of Avalon, or to otherwise agree to indemnify and hold Avalon harmless in connection therewith. During such period, the Closing shall be appropriately extended to a mutually agreeable time.

     8. Risk of loss to the Bedford Assets shall pass to Avalon at Closing. Except for the agreement by Bedford to pay Robert Demes or his assigns a fee, each party to this Agreement represents and warrants that such party has not taken any action which will result in any claim for a brokerage fee, finder's fee, or similar fee or commission being claimed with respect to this Agreement. The representations, warranties, covenants, agreements, terms and conditions herein shall survive the execution and delivery hereof and the Closing. Bedford agrees to provide to Avalon and Avalon agrees to provide to Bedford any and all certificates, instruments, documents or agreements reasonably requested by the other which are necessary to consummate the terms and provisions of this Letter Agreement. Bedford and Avalon agree to pay their own respective costs, expenses and fees incurred in connection herewith. This Letter Agreement shall be binding upon and inure to the benefit of, the respective heirs, personal representatives, successors and assigns of the parties hereto and has been executed in and shall be governed in accordance with the laws of the State of Oklahoma. This Letter Agreement shall only be amended in writing, executed by both parties. Provisions of this Letter agreement may be waived only in writing and no other action by either party shall be construed as to waive any provision of this Letter Agreement.

     9. The parties hereto agree Avalon will issue a press release which will be reviewed by Bedford, and file a Form 8-K with the Securities and Exchange Commission (SEC) with this Letter Agreement as an attachment.

     10. This letter, provided all terms and conditions are met by Avalon and Bedford, shall serve as our Definitive Agreement with regard to the purchase of the Bedford Assets by Avalon.

     11. Avalon shall escrow $250,000 on or before July14, 2008, and $1,500,000 with the Riggs Abney Law Firm on or before July 24, 2008. Closing will take place at the offices of Bedford at 10:00 a.m. on August 1, 2008, unless extended under the terms hereof, and Bedford shall deliver to Avalon at Closing, title to the Bedford Assets, free and clear of all liens and encumbrances, including, but not limited to the those described on Exhibit "C" attached hereto and made a part hereof, as well as the documents described in Exhibit "B" in exchange for the cash purchase price, less the escrowed funds, and the Avalon shares as set forth under Exhibit "B". Avalon shall pay any sales or use taxes due under the sale, recording costs and its pro-rata share of the 2008 ad valorem taxes. Bedford shall pay any documentary stamps required for the transaction and its pro-rata share of the 2008 ad valorem taxes.

     If the foregoing sets forth your understanding with respect to this matter, please execute the enclosed copy of this letter in the space provided and return one fully executed copy to the undersigned, whereupon this letter shall become a binding agreement. This letter may be executed in more than one counterpart, each of which shall be deemed to be an original, all of which shall constitute but one instrument.

     DATED this 1st day of July, 2008.


                                                AVALON OIL & GAS, INC.


                                                By  /s/  Kent Rodriguez
                                                  ------------------------------
                                                         Kent A. Rodriguez
                                                         President

     The foregoing correctly sets forth our understanding of the present intent of the parties this 1st day of July, 2008.


                                                BEDFORD ENERGY, INC.


                                                By  /s/  Harvey Bryant
                                                  ------------------------------
                                                         Harvey Bryant
                                                         Chief Executive Officer

                                   EXHIBIT "A"
                                       to
                       Letter Agreement Dated July 1, 2008


The Contract Area known as the East Chandler Prospect described as SW/4 of
Section 6, Township 14 North, Range 5 East, SW/4 of Section 31, Township 15 North, Range 5 East containing 640.00 acres, more or less, including, but not limited to, the following:

Grace #1 (NW/4 NW/4 SW/4 Sec. 6-T14N-R5E);

Grace #2 (W/2 NW/4 SW/4 Sec. 31-T15N-R5E);

Grace #3 (E/2 W/2 SW/4 SW/4 Sec.6-T14N-R5E);

Grace #4 (50 West of E/2 NW/4 SE/4 SW/4 Sec. 6-T14N-R5E);

Grace #5A (E/2 NW/4 SE/4 SW/4 Sec. 6-T14N-R5E; and,

Grace #6 (SE/4 SE/4 SW/4 Sec. 6-T14N-R5E).

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                                   EXHIBIT "B"
                                       to
                       Letter Agreement Dated July 1, 2008


RE:  AVALON:     AVALON OIL & GAS, INC.
     BEDFORD:    BEDFORD ENERGY, INC.

--------------------------------------------------------------------------------


BEDFORD ASSETS:     The Bedford Assets known as the Grace Field consists of: (i)
                    all right, title and interest in the two (2) quarter sections described on Exhibit "A" of this Letter of Intent, together with and including all Bedford's interest in wells, well bores, salt water disposal wells, production equipment and royalty interests, carried working interest, and working interests in the wellbores, located thereon known as Grace
                    #1 (NW/4 NW/4 SW/4 Sec. 6-T14N-R5E), Grace #2 (W/2 NW/4 SW/4
                    Sec. 31-T15N-R5E), Grace #3 (E/2 W/2 SW/4 SW/4
                    Sec.6-T14N-R5E), Grace #4 (50 West of E/2 NW/4 SE/4 SW/4
                    Sec. 6-T14N-R5E ), Grace #5A (E/2 NW/4 SE/4 SW/4 Sec.
                    6-T14N-R5E, Grace #6 (SE/4 SE/4 SW/4 Sec. 6-T14N-R5E), any salt water disposal well; (ii) all equipment in its as is where is condition without warranty of fitness or use, contract rights, fixtures, inventory, intellectual property rights, drawings, plans, specifications of every kind and nature now associated with or used in conjunction with the operation of the aforementioned Bedford Assets. The Bedford
                    Assets will include all oil in the tanks on the date of Closing but shall not include any receivables from purchasers that are due for the sale of oil or natural gas from the Grace Field that have not yet been paid to Bedford.

PURCHASE PRICE:     The purchase price to be paid by Avalon to Bedford shall be
                    $1,750,000 in cash plus restricted shares of common stock of Avalon valued at $250,000 based upon the average of the bid and ask price on the day preceding Closing. Avalon shall escrow $250,000 on or before July 14, 2008, and $1,500,000 with the Riggs Abney Law Firm on or before July 24, 2008.

CLOSING: Closing shall be on or before August 1, 2008 at the offices of Bedford at 10:00 a.m., Avalon and Bedford can mutually agree, as long as $1,750,000 is in escrow with the Riggs Abney Law Firm, to extend this Agreement until September 1, 2008. The Riggs Abney Law Firm will retain $150,000.00 until November 1, 2008 to insure that there are no additional liens or encumbrances including any unpaid operating expenses from the working interest owners in each well filed on the Bedford Assets. Such escrowed funds will be used to pay any such liens or encumbrances and if such funds are not sufficient, Bedford shall immediately advance sufficient funds to pay any excess.

ADDITIONAL REQUIREMENTS:

     1. Copy of the Offering Circular used by Bedford for each of the wellbores known as the Grace #1, Grace #2, Grace #3, Grace #5A, and Grace #6

     2.   Copies of all subscription documents from each working interest owner

     3. MODEL FORM 610 with a COPAS signed by at least seventy-five percent (75%) of the of the working interest owners in each well

     4.   Payout Calculations for each well bore

     5.   All JIB statements sent to each working interest owner

     6.   All Royalty payments made by Bedford

     7. Equipment Inventory for the Bedford Assets (wellbores and tank battery, pumping equipment, monitoring equipment)

     8.   Invoices for the Salt Water disposal well

     9. Agreement between Bedford and Surface owner of the Salt Water disposal Well

     10.  Agreement between Bedford and City of Chandler

                                   EXHIBIT "C"
                                       to
                       Letter Agreement Dated July 1, 2008


No.      Description                                                  Amount ($)
---      -----------                                                  ----------

1        Green Country Supply, Inc.                                   221,087.44
2        Oilfield Plastics, Inc.                                        5,380.00
3        Seminole Mud Company, Inc.                                    25,977.62
4        Cudd Well Control                                            124,736.38
5        Cudd Pumping Service                                          33,102.56
6        D & L Roustabout, LLC                                         26,205.02
7        Morgan Well Service                                          102,650.00
8        Oilwell Fracturing Services-Basic Energy Services, LP         72,862.25
9        Saber Industries, LP                                         240,359.11
10       Dean's Casing Service, Inc.                                   48,659.30
11       Suttee Enterprises, Inc.                                      11,252.54
12       WSFI, LLC                                                     13,235.20
                                                                      ----------
TOTAL                                                                 925,507.72
                                                                      ==========